Exhibit 4.344

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 167215 dated May 21, 2017

For Rendering

mobile radio telephone services

This License is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Location address (place of residence):

4, Marksistskaya Str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until May 21, 2022.

This License is granted by decision of the licensing body - Order dated July 27, 2018 No. 566-рчс

Appendix being an integral part of this license is executed on 3 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS

COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION

IN THE SPHERE

OF COMMUNICATIONS, INFORMATION

TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296